Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On January 13, 2025 (the “Closing Date”), Compass, Inc. (“Compass” or the “Company”) closed its merger transaction (the “Acquisition”) contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated November 25, 2024, by and among the Company, Compass Brokerage, LLC, Company Merger Sub, LLC, At World Properties Holdings, LLC, known as @properties Christie’s International Real Estate (“Christie’s International Real Estate” or “AWPH, LLC”), At World Properties Principals Blocker, Inc. (“Principals Blocker”), At World Properties IX Blocker, Inc. (“IX Blocker”), Apple IX Blocker Merger Sub, Inc., Apple Principals Blocker Merger Sub, Inc., and Quad-C LLC, as seller representative. Pursuant to the Merger Agreement, on the Closing Date, the Company acquired all of the issued and outstanding equity securities of each of Principals Blocker, IX Blocker and Christie’s International Real Estate and each of Principals Blocker, IX Blocker and Christie’s International Real Estate became a wholly-owned subsidiary of the Company. Immediately prior to the Closing of the Acquisition, Christie’s International Real Estate settled its outstanding debt and divested its subsidiary, SGI Acquisition Holdings, Inc. (d/b/a Christie’s International Real Estate Sereno), which maintained brokerage operations in the Northern California market. In addition, the Company drew down $50.0 million from its Revolving Credit Facility to partially fund the Acquisition. The remaining consideration for the Acquisition was funded by the Company’s cash on hand and shares to be issued on the 366th day after the Closing Date.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information has been adjusted to include adjustments, which reflect the application of the accounting required by generally accepted accounting principles in the United States (“GAAP”) and rules of the Securities and Exchange Commission (the "SEC"), and reflecting the effects of the Acquisition to the historical combined financial statements (“Acquisition Adjustments”).

The unaudited pro forma condensed combined balance sheet as of September 30, 2024, gives pro forma effect to the Acquisition as if it had been completed on September 30, 2024. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024, and for the year ended December 31, 2023, give pro forma effect to the Acquisition as if it had been completed on January 1, 2023.

The unaudited pro forma condensed combined financial information is for illustrative and informational purposes only and is not necessarily indicative of the operating results that would have occurred if the Acquisition had been completed as of the dates indicated in each pro forma presentation, nor is it indicative of the future combined results of operations or financial position of the Company. Further, Acquisition Adjustments represent Management’s best estimates based on information available as of the date of this filing and are subject to change as additional information becomes available.

Acquisition Adjustments

The pro forma adjustments reflecting the completion of the Acquisition in this unaudited pro forma condensed combined financial information have been prepared using the acquisition method of accounting under Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The unaudited pro forma condensed combined financial information is based on the assumptions and adjustments that are described in the accompanying notes. The application of the acquisition method of accounting is dependent upon certain valuations that have yet to be completed. Accordingly, the acquisition adjustments included in the pro forma information are preliminary, subject to further revision as additional information becomes available and additional analyses are performed and have been made solely for the purpose of providing unaudited pro forma combined financial information. There can be no assurances that the final valuations will not result in material changes to the preliminary estimated purchase price allocation. The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the Acquisition or any integration costs. The actual results reported in periods following the Acquisition may differ significantly from those reflected in this pro forma financial information presented herein for a number of reasons, including, but not limited to, differences between the assumptions used to prepare this pro forma financial information and actual results. In addition, the pro forma adjustments also reflect the disposition of SGI Acquisition Holdings, Inc. and the Company’s draw down of the Revolving Credit Facility to partially fund the Acquisition.

The assumptions and estimates underlying the unaudited adjustments to the pro forma combined financial statements are described in the accompanying notes, which should be read together with the unaudited pro forma condensed combined financial statements.

The following unaudited pro forma condensed combined financial information and accompanying notes are based on and should be read in conjunction with (i) Compass’ Annual Report on Form 10-K for the year ended December 31, 2023, (ii) Compass’ Quarterly Report on Form 10-Q for the nine months ended September 30, 2024, (iii) the historical audited consolidated financial statements of At World Properties Holdings, LLC as of and for the year ended December 31, 2023, which are included in Exhibit 99.1 to this Current Report on Form 8-K/A, and (iv) the historical unaudited condensed consolidated financial statements of AWPH, LLC for the nine months ended September 30, 2024, which are included in Exhibit 99.2 to this Current Report on Form 8-K/A. For the purposes of preparing the unaudited pro forma condensed combined financial information contained herein, the Company utilized the accounts of AWPH, LLC and its consolidated subsidiaries as they represent substantially all of the assets and liabilities acquired in the Acquisition.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2024
(In millions)

	Compass, Inc. (Historical)	At World Properties Holdings, LLC (Historical)	Divestiture of Subsidiary (Note 3)	Reclassification Adjustments (Note 4)	Acquisition Adjustments (Note 6)		Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$211.2	$27.9	$—	$—	$(128.6)	(a)	$110.5
Accounts receivable, net of allowance	45.8	14.2	(0.3)	0.7	(0.2)	(b)	60.2
Compass Concierge receivables, net of allowance	34.8	—	—	—	—		34.8
Other current assets	38.7	7.4	(1.2)	1.1	(0.8)	(b)	45.2
Affiliate contract assets	—	0.8	—	(0.8)	—		—
Due from related parties	—	0.2	—	—	(0.2)	(h)	—
Total current assets	330.5	50.5	(1.5)	1.0	(129.8)		250.7
Property and equipment, net	132.4	15.8	(1.1)	—	(3.0)	(c)	144.1
Operating lease right-of-use assets	392.4	32.7	(11.4)	—	(0.9)	(b)	412.8
Investment in unconsolidated entities	—	8.4	(0.1)	(8.3)	—		—
Intangible assets, net	82.7	79.4	(14.1)	—	98.8	(d)	246.8
Goodwill	234.1	164.4	(6.5)	—	66.8	(d)	458.8
Affiliate contract assets	—	5.4	—	(5.4)	—		—
Other non-current assets	27.7	0.8	(0.3)	13.7	(0.5)	(b)	41.4
Total assets	$1,199.8	$357.4	$(35.0)	$1.0	$31.4		$1,554.6
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$14.3	$7.7	$(0.6)	$(5.3)	$—		$16.1
Commissions payable	85.4	—	—	9.8	(3.5)	(b)	91.7
Accrued expenses and other current liabilities	132.4	18.8	(1.9)	(0.9)	9.9	(e)	158.3
Deferred revenue	—	3.0	(0.4)	(2.6)	—		—
Current lease liabilities	98.7	8.9	(2.9)	—	(1.1)	(b)	103.6
Concierge credit facility	27.5	—	—	—	—		27.5
Current portion of long-term debt, net of unamortized debt issuance costs	—	6.0	—	—	(6.0)	(f)	—
Revolving credit facility	—	—	—	—	50.0	(g)	50.0
Due to related party	—	1.7	—	—	(1.7)	(h)	—
Total current liabilities	358.3	46.1	(5.8)	1.0	47.6		447.2
Non-current lease liabilities	382.3	25.8	(9.1)	—	0.2	(b)	399.2
Other non-current liabilities	28.1	0.6	—	0.2	3.4	(b)	32.3
Deferred income taxes, net	—	3.7	(3.5)	(0.2)	—		—
Long-term debt, net of unamortized debt issuance costs, less current maturities	—	125.5	—	—	(125.5)	(f)	—
Total liabilities	768.7	201.7	(18.4)	1.0	(74.3)		878.7

	Compass, Inc. (Historical)	At World Properties Holdings, LLC (Historical)	Divestiture of Subsidiary (Note 3)	Reclassification Adjustments (Note 4)	Acquisition Adjustments (Note 6)		Pro Forma Combined
Stockholders’ equity / members’ equity
Common stock	—	—	—	—	—		—
Additional paid-in capital	3,059.7	—	—	—	250.1	(i)	3,309.8
Preferred units	—	4.7	—	—	(4.7)	(i)	—
Common units	—	88.9	—	—	(88.9)	(i)	—
(Accumulated deficit) retained earnings	(2,631.7)	61.6	(16.6)	—	(50.3)	(i)	(2,637.0)
Total Compass, Inc. stockholders' equity / At World Properties Holdings, LLC members' equity	428.0	155.2	(16.6)	—	106.2		672.8
Non-controlling interest	3.1	0.5	—	—	(0.5)	(i)	3.1
Total stockholders' equity / members' equity	431.1	155.7	(16.6)	—	105.7		675.9
Total liabilities and stockholders' equity / members' equity	$1,199.8	$357.4	$(35.0)	$1.0	$31.4		$1,554.6

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2024
(In millions, except share and per share data)

	Compass, Inc. (Historical)	At World Properties Holdings, LLC (Historical)	Divestiture of Subsidiary (Note 3)	Reclassification Adjustments (Note 4)	Acquisition Adjustments (Note 7)		Pro Forma Combined
Revenue:
Revenue	$4,248.7	$—	$—	$396.7	$—		$4,645.4
Commission income	—	431.2	(92.6)	(338.6)	—		—
Title agency revenues	—	18.0	—	(18.0)	—		—
Other revenues	—	37.8	(3.2)	(34.6)	—		—
Total revenue	4,248.7	487.0	(95.8)	5.5	—		4,645.4
Operating expenses:
Commissions and other related expense	3,495.3	361.5	(82.2)	7.2	—		3,781.8
Sales and marketing	276.5	—	—	23.1	0.1	(i)	299.7
Operations and support	246.5	—	—	36.2	1.0	(i)	283.7
Research and development	141.9	—	—	7.5	0.2	(i)	149.6
General and administrative	132.5	—	—	5.6	(1.8)	(i) / (ii)	136.3
Restructuring costs	7.5	—	—	—	—		7.5
Depreciation and amortization	62.7	—	—	5.3	26.8	(iii)	94.8
Wages and benefits	—	46.6	(5.2)	(41.4)	—		—
Depreciation	—	3.6	(0.3)	(3.3)	—		—
Amortization of intangible assets	—	2.9	(0.9)	(2.0)	—		—
Advertising and marketing	—	6.8	(0.4)	(6.4)	—		—
Rent and occupancy	—	9.9	(2.9)	(7.0)	—		—
Recruiting and retention	—	6.7	(1.1)	(5.6)	—		—
Office expenses and supplies	—	3.4	(0.8)	(2.6)	—		—
Professional fees	—	1.9	(0.6)	(1.3)	—		—
Computer related	—	3.2	(0.6)	(2.6)	—		—
Title agency direct cost	—	1.0	—	(1.0)	—		—
Management fee	—	0.7	—	—	(0.7)	(iv)	—
Other operating expenses	—	7.8	(0.5)	(7.3)	—		—
Total operating expenses	4,362.9	456.0	(95.5)	4.4	25.6		4,753.4
(Loss) income from operations	(114.2)	31.0	(0.3)	1.1	(25.6)		(108.0)
Investment income, net	4.7	—	—	2.2	(3.0)	(v)	3.9
Interest income	—	2.2	—	(2.2)	—		—
Interest expense	(4.6)	(13.8)	—	—	11.6	(vi)	(6.8)
Other income	—	1.4	(0.3)	(1.1)	—		—
(Loss) income before income taxes and equity in (loss) income of unconsolidated entity	(114.1)	20.8	(0.6)	—	(17.0)		(110.9)
Income tax benefit (expense)	0.7	(0.6)	0.2	—	—	(vii)	0.3

	Compass, Inc. (Historical)	At World Properties Holdings, LLC (Historical)	Divestiture of Subsidiary (Note 3)	Reclassification Adjustments (Note 4)	Acquisition Adjustments (Note 7)		Pro Forma Combined
Equity in (loss) income of unconsolidated entity	(0.7)	0.6	—	—	—		(0.1)
Net (loss) income	(114.1)	20.8	(0.4)	—	(17.0)		(110.7)
Net loss (income) attributable to non-controlling interests	0.2	(0.1)	—	—	—		0.1
Net (loss) income attributable to Compass, Inc. / At World Properties Holdings, LLC	$(113.9)	$20.7	$(0.4)	$—	$(17.0)		$(110.6)
Net loss per share attributable to Compass, Inc., basic and diluted	$(0.23)						$(0.21)
Weighted-average shares used in computing net loss per share attributable to Compass, Inc., basic and diluted	498,247,783				38,967,350	(viii)	537,215,133

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2023
(In millions, except share and per share data)

	Compass, Inc. (Historical)	At World Properties Holdings, LLC (Historical)	Divestiture of Subsidiary (Note 3)	Reclassification Adjustments (Note 4)	Acquisition Adjustments (Note 7)		Pro Forma Combined
Revenue:
Revenue	$4,885.0	$—	$—	$464.5	$—		$5,349.5
Commission income	—	505.2	(108.9)	(396.3)	—		—
Title agency revenues	—	21.8	—	(21.8)	—		—
Other revenues	—	42.8	(3.2)	(39.6)	—		—
Total revenue	4,885.0	569.8	(112.1)	6.8	—		5,349.5
Operating expenses:
Commissions and other related expense	4,007.0	425.5	(96.1)	5.4	—		4,341.8
Sales and marketing	435.4	—	—	31.2	0.1	(i)	466.7
Operations and support	326.9	—	—	48.5	1.3	(i)	376.7
Research and development	184.5	—	—	9.3	0.2	(i)	194.0
General and administrative	125.7	—	—	8.7	7.6	(i) / (ii)	142.0
Restructuring costs	30.4	—	—	—	—		30.4
Depreciation and amortization	90.0	—	—	7.7	35.5	(iii)	133.2
Wages and benefits	—	62.5	(7.8)	(54.7)	—		—
Depreciation	—	5.5	(0.5)	(5.0)	—		—
Amortization of intangible assets	—	3.8	(1.1)	(2.7)	—		—
Advertising and marketing	—	11.2	(1.0)	(10.2)	—		—
Rent and occupancy	—	13.5	(4.0)	(9.5)	—		—
Recruiting and retention	—	7.3	(1.3)	(6.0)	—		—
Office expenses and supplies	—	4.7	(1.2)	(3.5)	—		—
Professional fees	—	3.0	(0.4)	(2.6)	—		—
Computer related	—	4.0	(0.8)	(3.2)	—		—
Title agency direct cost	—	1.0	—	(1.0)	—		—
Management fee	—	0.9	—	—	(0.9)	(iv)	—
Other operating expenses	—	5.6	1.5	(7.1)	—		—
Total operating expenses	5,199.9	548.5	(112.7)	5.3	43.8		5,684.8
(Loss) income from operations	(314.9)	21.3	0.6	1.5	(43.8)		(335.3)
Investment income, net	8.5	—	—	1.8	(4.0)	(v)	6.3
Interest income	—	1.8	—	(1.8)	—		—
Interest expense	(10.8)	(17.8)	—	—	14.9	(vi)	(13.7)
Other income	—	1.5	—	(1.5)	—		—
(Loss) income before income taxes and equity in (loss) income of unconsolidated entity	(317.2)	6.8	0.6	—	(32.9)		(342.7)
Income tax benefit	0.4	0.2	(0.7)	—	3.5	(vii)	3.4
Equity in (loss) income of unconsolidated entity	(3.3)	1.1	—	—	—		(2.2)

	Compass, Inc. (Historical)	At World Properties Holdings, LLC (Historical)	Divestiture of Subsidiary (Note 3)	Reclassification Adjustments (Note 4)	Acquisition Adjustments (Note 7)		Pro Forma Combined
Net (loss) income	(320.1)	8.1	(0.1)	—	(29.4)		(341.5)
Net (income) loss attributable to non-controlling interests	(1.2)	0.1	—	—	—		(1.1)
Net (loss) income attributable to Compass, Inc. / At World Properties Holdings, LLC	$(321.3)	$8.2	$(0.1)	$—	$(29.4)		$(342.6)
Net loss per share attributable to Compass, Inc., basic and diluted	$(0.69)						$(0.68)
Weighted-average shares used in computing net loss per share attributable to Compass, Inc., basic and diluted	466,522,935				38,692,785	(viii)	505,215,720

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements
1. Basis of Presentation and Description of the Acquisition

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X and presents the pro forma financial condition and results of operations based upon the historical financial information after giving effect to the Acquisition and related adjustments set forth in the notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of September 30, 2024, gives pro forma effect to the Acquisition as if it had been completed on September 30, 2024. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024, and for the year ended December 31, 2023, give pro forma effect to the Acquisition as if it had been completed on January 1, 2023. The historical financial statements of Compass and AWPH, LLC have been adjusted to give pro forma effect to events that are directly attributable to the Acquisition and where Management believes there is a reasonable and supportable basis for the adjustment.

Description of the Acquisition

On January 13, 2025, the Company closed its merger transaction contemplated by the Agreement and Plan of Merger, dated November 25, 2024, by and among the Company, Compass Brokerage, LLC, Company Merger Sub, LLC, At World Properties Holdings, LLC, known as @properties Christie’s International Real Estate (“Christie’s International Real Estate” or “AWPH, LLC”), At World Properties Principals Blocker, Inc., At World Properties IX Blocker, Inc., Apple IX Blocker Merger Sub, Inc., Apple Principals Blocker Merger Sub, Inc., and Quad-C LLC, as seller representative. Pursuant to the Merger Agreement, on January 13, 2025, the Company acquired all of the issued and outstanding equity securities of each of Principals Blocker, IX Blocker and Christie’s International Real Estate and each of Principals Blocker, IX Blocker and Christie’s International Real Estate became a wholly-owned subsidiary of the Company. Immediately prior to the Closing of the Acquisition, Christie’s International Real Estate settled its outstanding debt and divested its subsidiary, SGI Acquisition Holdings, Inc. (d/b/a Christie’s International Real Estate Sereno), which maintained brokerage operations in the Northern California market. In addition, the Company drew down $50.0 million from its Revolving Credit Facility to partially fund the Acquisition. The remaining consideration for the Acquisition was funded by the Company’s cash on hand and shares to be issued on the 366th day after the Closing Date.

The aggregate consideration (“Purchase Consideration”) payable pursuant to the Merger Agreement consisted of (i) $155.1 million (the “Cash Consideration”), subject to certain customary purchase price adjustments; and (ii) 44.1 million shares of the Company’s Class A common stock (the “Share Consideration”). The Share Consideration is subject to further adjustment (the “Share Consideration Adjustment”) if the value of the Share Consideration on the 366th day following the Closing Date, determined using the price per share equal to the volume-weighted average price of the Company’s Class A common stock for the 10-trading day period ending on the 366th day following the Closing Date (the “Post-Closing Share Price”), is (i) greater than $344.0 million, in which case the Share Consideration will be reduced by a number of shares in an aggregate amount of up to $50.0 million (determined using the Post-Closing Share Price), up to a maximum of 5.6 million shares, or (ii) less than $344.0 million, in which case the Share Consideration will be increased by a number of shares in an aggregate amount of up to $50.0 million (determined using the greater of $6.6612 and the Post-Closing Share Price), up to a maximum of 7.5 million shares. The fair value of the Share Consideration was estimated using a Monte Carlo simulation model. Key inputs used in the simulation included the term of the Share Consideration Adjustment period, the Company’s historical equity volatility, as well as the target price. The final settlement amount is based on the future price of the associated shares which is not directly observable and may have a significant impact on the fair value of the Share Consideration.

The Acquisition was accounted for under the acquisition method in accordance with ASC 805. In accordance with ASC 805, the assets acquired, and liabilities assumed have been measured at fair value based on various estimates and methodologies, including the income and market approaches. The excess of the fair value of purchase consideration over the values of the identifiable assets and liabilities is recorded as goodwill. Under the acquisition method, acquisition-related transaction costs (e.g., advisory, legal, valuation and other professional fees) are not included as consideration transferred but are accounted for as expenses in the periods in which the costs are incurred. In accordance with ASC 805, the Company will recognize the fair value equity consideration, valued as described above, as part of the consideration transferred in exchange for the acquired business. The Company has not yet finalized its valuation analysis of the fair market value of the Share Consideration. As a result, a preliminary fair market value was used in the calculation of the preliminary purchase consideration for the Acquisition. The final fair market value of the Share Consideration could differ materially from the preliminary fair market value used to prepare the preliminary purchase consideration. There were no material fair value adjustments to other assets acquired and liabilities assumed.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

When determining the fair value of assets acquired, liabilities assumed and the Share Consideration, the Company makes significant estimates and assumptions, especially with respect to the fair value of intangible assets and the Share Consideration. These estimates are based on key assumptions related to the Acquisition, including reviews of publicly disclosed information for other acquisitions in the industry, the historical experience of the Company, data that was available through the public domain and unobservable inputs, such as historical financial information of the acquired business.

The Company has not yet finalized its valuation analysis of the fair market value of assets to be acquired and liabilities to be assumed, including identifiable intangible assets. Using the estimated total consideration for the Acquisition, the Company has estimated the allocations to such assets and liabilities. This preliminary purchase price allocation has been used to prepare the Acquisition Adjustments in the unaudited pro forma condensed combined balance sheet. The final purchase price allocation will be determined when Compass has determined the final consideration and completed the detailed valuations and necessary calculations. The final purchase price allocation could differ materially from the preliminary purchase price allocation used to prepare the Acquisition Adjustments seen herein. The final purchase price allocation may include (i) changes in allocations to intangible assets or goodwill based on the results of certain valuations that have yet to be finalized, (ii) other changes to assets and liabilities, (iii) assessment of tax positions and tax rates, and (iv) final working capital adjustments.

The pro forma adjustments are based on preliminary estimates that Management believes are reasonable under the circumstances. Management’s purchase price allocation is preliminary and subject to change pending finalization of the valuation, including finalization of tax attributes and forecast assumptions. The actual purchase price and purchase price allocation will be subject to the completion of the valuation of the assets acquired and liabilities assumed as of the close of the Acquisition.

For purposes of measuring the estimated fair value of the tangible and intangible assets acquired and the liabilities assumed, the Company has applied the guidance in Accounting Standards Codification 820, Fair Value Measurements (“ASC 820”), which establishes a framework for measuring fair value. ASC 820 defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date”.

Note 2. Significant Accounting Policies

The accounting policies used in the preparation of this unaudited pro forma condensed combined financial information are those set out in the Company’s audited consolidated financial statements as of and for the year ended December 31, 2023. Management has determined that certain reclassifications and adjustments, including those described in the Notes herein, are necessary to conform the acquired entity’s historical financial statements to the Company’s accounting policies in the preparation of the unaudited pro forma condensed combined financial information. The adjustment amounts are subject to change as further assessment is performed and finalized for purchase accounting. These reclassifications and adjustments have no effect on the Company’s previously reported total assets, liabilities or equity, or results of operations.

As part of the application of ASC 805, Compass will continue conducting a detailed review of AWPH, LLC’s accounting policies to determine if differences in accounting policies require further reclassification or adjustment of AWPH, LLC’s results of operations, assets or liabilities to conform to the Company’s accounting policies and classifications. Therefore, the Company may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial information.

Note 3. Divestiture of Subsidiary

Adjustments have been made to the unaudited pro forma condensed combined financial information to reflect the divestiture of SGI Acquisition Holdings, Inc., a subsidiary of AWPH, LLC, prior to the completion of the Acquisition.

Note 4. Reclassification Adjustments

Certain reclassification adjustments have been made to the unaudited pro forma condensed combined financial information to conform AWPH, LLC’s historical condensed consolidated balance sheet and condensed combined statements of operations to

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements
the Company’s financial statement presentation. There were no material adjustments required to conform the accounting policies of AWPH, LLC to the Company.

The unaudited pro forma condensed combined financial information may not reflect all reclassifications necessary to conform AWPH, LLC’s financial statement presentation to that of Compass due to limitations on the availability of information as of the date of this Form 8-K/A. Additional reclassification adjustments may be identified as more information becomes available and could be material to the financial statements.

The following are material reclassification adjustments which were made to align the presentation of AWPH, LLC to the Company:

Unaudited Pro Forma Condensed Combined Balance Sheet

1.Reclassified $0.8 million in current affiliate contract assets and $5.4 million in non-current affiliate contract assets to other current assets and other non-current assets, respectively. Additionally, $8.3 million in investment in unconsolidated entities was reclassified to other non-current assets.

2.Reclassified $5.1 million from accounts payable and $4.7 million from accrued expenses and other current liabilities, respectively, to commissions payable.

Unaudited Pro Forma Condensed Combined Statements of Operations

1.Reclassified commission income, title agency revenue, and other revenues to revenue.

2.Reclassified amounts from various line items to align with the Company’s presentation of operating expenses as follows (in millions):

	For the Nine Months Ended September 30, 2024
	Commissions and other related expense	Sales and marketing	Operations and support	Research and development	General and administrative	Depreciation and amortization	Total
Commission income	$11.3	$—	$—	$—	$—	$—	$11.3
Other revenues	(5.8)	—	—	—	—	—	(5.8)
Wages and benefits	—	6.0	29.0	3.2	3.2	—	41.4
Depreciation	—	—	—	—	—	3.3	3.3
Amortization of intangible assets	—	—	—	—	—	2.0	2.0
Advertising and marketing	—	5.3	1.1	—	—	—	6.4
Rent and occupancy	—	7.0	—	—	—	—	7.0
Recruiting and retention	—	4.6	1.0	—	—	—	5.6
Office expenses and supplies	—	0.2	2.4	—	—	—	2.6
Professional fees	—	—	0.3	—	1.0	—	1.3
Computer related	—	—	0.1	2.5	—	—	2.6
Title agency direct cost	—	—	1.0	—	—	—	1.0
Other operating expenses	1.7	—	1.3	2.9	1.4	—	7.3
Other income	—	—	—	(1.1)	—	—	(1.1)
Total Reclassification Adjustments	$7.2	$23.1	$36.2	$7.5	$5.6	$5.3	$84.9

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

	For the Year Ended December 31, 2023
	Commissions and other related expense	Sales and marketing	Operations and support	Research and development	General and administrative	Depreciation and amortization	Total
Commission income	$13.5	$—	$—	$—	$—	$—	$13.5
Other revenues	(6.7)	—	—	—	—	—	(6.7)
Commissions and other related expense	(3.5)	—	—	3.5	—	—	—
Wages and benefits	—	6.9	39.8	4.3	3.7	—	54.7
Depreciation	—	—	—	—	—	5.0	5.0
Amortization of intangible assets	—	—	—	—	—	2.7	2.7
Advertising and marketing	—	9.2	1.0	—	—	—	10.2
Rent and occupancy	—	9.5	—	—	—	—	9.5
Recruiting and retention	—	5.3	0.7	—	—	—	6.0
Office expenses and supplies	—	0.3	3.2	—	—	—	3.5
Professional fees	—	—	0.7	—	1.9	—	2.6
Computer related	—	—	0.2	3.0	—	—	3.2
Title agency direct cost	—	—	1.0	—	—	—	1.0
Other operating expenses	2.1	—	1.9	—	3.1	—	7.1
Other income	—	—	—	(1.5)	—	—	(1.5)
Total Reclassification Adjustments	$5.4	$31.2	$48.5	$9.3	$8.7	$7.7	$110.8

3.Reclassified interest income to investment income, net.

Note 5. Preliminary Purchase Price Allocation

Preliminary Purchase Consideration

The total preliminary Purchase Consideration included $155.1 million paid in cash at closing, which included an escrow payment of $3.0 million for indemnity holdback and is subject to potential adjustments resulting from final cash and net working capital adjustments. In addition, the fair value of the Share Consideration was included in the purchase consideration. The Company preliminarily estimated the fair value of the Share Consideration to be $250.1 million as of the date of the Acquisition. The final number of shares to be issued is dependent on the Company’s share price on the 366th day following the Closing Date. As a result, the Company used a Monte-Carlo simulation methodology to estimate the fair value of the Share Consideration as of the Closing Date.

The preliminary purchase consideration was comprised of the following (in millions):

Amount
Cash Consideration	$155.1
Share Consideration	250.1
Total preliminary consideration transferred	$405.2

Preliminary Purchase Price Allocation

The Company performed a preliminary valuation analysis of the estimated fair market value of the assets acquired and liabilities assumed in connection with the Acquisition. The following table summarizes the allocation of the preliminary purchase price (in millions):

Amount
Cash and cash equivalents	$4.4
Accounts receivable	14.4

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Other current assets	6.5
Property and equipment	11.7
Operating lease right-of-use assets	20.4
Other non-current assets	13.7
Goodwill	224.7
Intangible assets	164.1
Total assets	459.9
Accounts payable	(1.8)
Commissions payable	(6.3)
Accrued expenses and other current liabilities	(20.6)
Current lease liabilities	(4.9)
Non-current lease liabilities	(16.9)
Other non-current liabilities	(4.2)
Total liabilities	(54.7)
Net assets	$405.2

This estimated preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma condensed combined balance sheet and statements of operations. The final purchase price will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary calculation used in the pro forma adjustments. The final allocation may include (i) changes in allocations to intangible assets including goodwill, (ii) other changes to assets and liabilities, and (iii) changes to the assessment of tax positions and tax rates.

Intangible Assets

Preliminary identifiable intangible assets in the unaudited pro forma condensed combined financial information consist of the following (in millions, excluding estimated useful lives):

	Approximate Fair Value	Estimated Useful Lives
Trademarks	$20.3	2 - 6 years
Acquired technology	29.2	2 years
Agent networks	72.3	7 years
Affiliate network	42.3	6 years
Total	$164.1

The amortization related to the identifiable intangible assets is reflected as an Acquisition Adjustment in the unaudited pro forma condensed combined statements of operations based on the estimated useful lives above as further described in Note 7. The fair values of the identifiable intangible assets are preliminary and are based on Management’s estimates as of the Closing Date. The preliminary fair values of the agent networks and the affiliate network were determined using the Excess Earnings Method (“EEM”). The EEM isolates the earnings attributable to these relationships by deducting returns on other assets. The Company applied judgement in estimating the fair value of these intangibles which involved the use of significant assumptions with respect to revenue forecast, agent and/or affiliate attrition rates, royalty rates and economic lives. The preliminary fair values of trademarks and the acquired technology were determined using the Relief-from-Royalty Method (“RRM”). The RRM estimates the value based on the hypothetical royalties saved by owning the trademark instead of licensing it or licensing the technology from a third party. The Company applied judgement in estimating the fair value of these intangibles which involved the use of significant assumptions with respect to revenue growth, royalty rates, annual obsolescence and discount rates.

As discussed above, the amounts that will ultimately be allocated to identifiable intangible assets may differ materially from this preliminary allocation. In addition, the amortization impacts will ultimately be based upon the periods in which the associated economic benefits or detriments are expected to be derived. Therefore, the amount of amortization following the

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements
Acquisition may differ significantly between periods based upon the final value and useful life assigned and amortization methodology used for each identifiable intangible asset.

Note 6. Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

Acquisition Adjustments include the following adjustments, which are based on the Company’s preliminary estimates and assumptions, related to the unaudited pro forma condensed combined balance sheet as of September 30, 2024, adjusted for changes in assets acquired and liabilities assumed between September 30, 2024 and the Closing Date.

a.Represents the recognition of preliminary purchase consideration transferred and the adjustment to reflect the preliminary purchase price allocation as follows (in millions):

Amount
Cash Consideration	$(155.1)
Adjustment to reflect the preliminary purchase price allocation	(23.5)
Draw down of Revolving Credit Facility (Note 6g)	50.0
Total Acquisition Adjustments	$(128.6)

b.Adjustment to reflect changes in assets acquired and liabilities assumed as of September 30, 2024 to the preliminary purchase price allocation presented in Note 5.

c.Reflects the elimination of internally developed software of the acquired entity since these are included as part of the fair value of the acquired technology.

d.Reflects the elimination of historical goodwill and intangible assets recognized by AWPH, LLC in Note 3 and the recognition of intangible assets and goodwill as described in Note 5 as follows (in millions):

	Intangible Assets	Goodwill
Elimination of historical balances	$(65.3)	$(157.9)
Recognition from purchase accounting (Note 5)	164.1	224.7
Total Acquisition Adjustments	$98.8	$66.8

e.Reflects the accrual of transaction expenses of approximately $5.3 million and the adjustment to reflect the preliminary purchase price allocation as follows (in millions):

Amount
Accrual of transaction expenses	$5.3
Adjustment to reflect the preliminary purchase price allocation	4.6
Total Acquisition Adjustments	$9.9

f.Reflects the settlement of AWPH, LLC’s debt by the sellers in conjunction with the Acquisition.

g.Reflects the draw on the Company’s Revolving Credit Facility made in connection with the Acquisition.

h.Reflects the settlement of related party balances in conjunction with the Acquisition.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements
i.The following summarizes the adjustments related to stockholders’ equity, including the elimination of AWPH, LLC’s historical equity (in millions):

	Share Consideration Transferred (Note 6a)	Compass Transaction Costs (Note 5e)	Elimination of AWPH, LLC’s Members’ Equity	Total Acquisition Adjustments
Additional paid-in capital	$250.1	$—	$—	$250.1
Preferred units	—	—	(4.7)	(4.7)
Common units	—	—	(88.9)	(88.9)
Accumulated deficit	—	(5.3)	(45.0)	(50.3)
Non-controlling interest	—	—	(0.5)	(0.5)
Total	$250.1	$(5.3)	$(139.1)	$105.7

Note 7. Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

Acquisition Adjustments include the following adjustments, which are based on the Company’s preliminary estimates and assumptions, related to the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024 and for the year ended December 31, 2023.

i.Reflects the expense impact of RSUs issued to employees of AWPH, LLC for services to be provided subsequent to the Acquisition. Expense amounts were attributed to the sales and marketing, operations and support, research and development, and general and administrative line items to align the presentation of activity with the Company’s methodology for presenting similar expenses within the statements of operations.

ii.Adjustments to general and administrative expenses were summarized as follows (in millions):

	Nine Months Ended September 30, 2024	Year Ended December 31, 2023
Stock-based compensation expense (Note 7i)	$0.2	$0.3
Non-recurring transaction costs(1)	(2.0)	7.3
Total Acquisition Adjustments	$(1.8)	$7.6

(1)These non-recurring transaction-related costs are reflected as if they were incurred on January 1, 2023, the date of the Acquisition for purposes of the unaudited pro forma condensed combined statements of operations, as well as the associated impact for any costs which were accrued in     subsequent periods that would have been reflected on or as of the acquisition date. These costs have been allocated to the general and administrative line to align with the Company’s historical presentation of similar transaction-related expenses.

iii.Reflects incremental amortization expense recognized related to finite-lived intangible assets acquired in connection with the Acquisition.

iv.Reflects the elimination of management fees paid by AWPH, LLC to related parties for management services. These services and fees will not continue subsequent to the Acquisition.

v.Reflects the reduction of the Company’s investment income due to less cash available for investment in cash equivalents and money market funds as a result of the payment of the Cash Consideration.

vi.Reflects the interest expense associated with the Company’s draw down of its Revolving Credit Facility in connection with the Acquisition and the elimination of interest associated with AWPH, LLC’s historical debt which was settled in conjunction with the Acquisition.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

	Nine Months Ended September 30, 2024	Year Ended December 31, 2023
Interest expense for Revolving Credit Facility	$(2.2)	$(2.9)
Elimination of interest associated with AWPH LLC’s debt	13.8	17.8
Total Acquisition Adjustments	$11.6	$14.9

vii.Reflects the income tax benefit for the year ended December 31, 2023 resulting from a partial reduction in the valuation allowance related to the carryover tax basis in deferred tax liabilities assumed as a part of the Acquisition.

Any additional pro forma tax impacts that may result from the Acquisition Adjustments noted in this Note 7 were assessed to be immaterial for the nine months ended September 30, 2024 and year ended December 31, 2023 due to the Company’s full valuation allowance.

viii.The Company’s basic net loss per share is computed by dividing the net loss attributable to Compass, Inc. by the weighted average number of common shares outstanding during the period. Since the Company was in a net loss position for all periods presented, net loss per share attributable to common stockholders was the same on a basic and diluted basis. The following table presents the adjustment to the denominator of the pro forma basic and diluted net loss per share attributable to Compass, Inc.:

	Nine Months Ended September 30, 2024	Year Ended December 31, 2023
Historical weighted-average number of shares used in computing net loss per share attributable to Compass, Inc., basic and diluted	498,247,783	466,522,935
Pro forma adjustment for the Share Consideration(1)	38,535,152	38,535,152
Pro forma adjustment to reflect the issuance of Compass, Inc. common stock for the vesting of RSUs issued to AWPH, LLC’s employees	432,198	157,633
Pro forma weighted-average number of shares used in computing net loss per share attributable to Compass, Inc., basic and diluted	537,215,133	505,215,720

(1)The amount shown in the table above represents the minimum number of shares to be issued in connection with the Share Consideration. If the maximum number of shares were issued, the Share Consideration would increase to 51.6 million shares and the basic and diluted net loss per share attributable to Compass, Inc. would be $0.20 for the nine months ended September 30, 2024 and $0.66 for the year ended December 31, 2023.